CONSENT OF
MCKENNON, WILSON & MORGAN LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RG Global Lifestyles, Inc.
Anaheim, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated July 15, 2008 relating to the financial statements of RG Global Lifestyles, Inc. as of March 31, 2008 which appears in the Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on July 15, 2008.

/s/ McKennon Wilson & Morgan LLP

Irvine, California
March 31, 2009